EXHIBIT 21.1


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



  Laser Biotech, Inc. (a California corporation)
  Sunrise Acquisition Corporation (a Delaware corporation)